UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2004

Gaming & Entertainment Group, Inc.
(Exact name of Registrant as specified in charter)

Utah
(State or other jurisdiction of incorporation)

000-28399	59-1643698
(Commission File Number)	(IRS Employee Identification No.)

6094 S. Sandhill Rd., Suite 400	84020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(702) 932-2274

NorStar Group, Inc.
(Former name or former address, if changed since last report)

EXPLANATORY NOTE

      On February 3, 2004, Gaming & Entertainment Group, Inc., f/k/a NorStar Group, Inc., filed a Current Report on Form 8-K (the "Original Form 8-K") to report a Change in Control of Registrant and Acquisition or Disposition of Assets and report its Financial Statements and Pro Forma Financial Information.  Due to a technical error, the entire filing was not disseminated to the SEC.

      This filing is intended to replace the partial filing and contains the additional information including the Independent Auditor's Report.  This report continues to be presented as of the date of the original filing, and the company has not updated the disclosure in this report to a later date.

Items 1 and 2. Change in Control of Registrant and Acquisition or Disposition of Assets.

            On January 16, 2004, NorStar Group, Inc., a Utah corporation (“Registrant”), acquired Gaming & Entertainment Group, Inc., a Nevada corporation (“G&EG”) in accordance with the terms of an Agreement and Plan of Reorganization among the Registrant, G&EG and the stockholders of G&EG (the "Acquisition Agreement").  The acquisition was consummated by the issuance of 14,600,000 shares of the Registrant's common stock to the stockholders of G&EG in exchange for all of the issued and outstanding capital stock of G&EG.  Prior to the acquisition, the Registrant effected a reverse split of its outstanding common stock.  Immediately after the acquisition, there were 16,000,000 shares of the Registrant's common stock issued and outstanding.

The Registrant has changed its legal name to Gaming & Entertainment Group, Inc.  Gaming & Entertainment Group, Inc. was formerly known as GET USA, Inc., with the name change occurring in June 2003. Gaming & Entertainment Group, Inc. will be effecting a mandatory stock certificate exchange with respect to all pre-reverse split common stock certificates of NorStar Group, Inc.

            Gaming & Entertainment Group, Inc. is a leading edge supplier of server-based gaming systems and networked interactive electronic bingo games for the Native American gaming market in the U.S. and the Canadian gaming market, as well as a distributor of multi-player station gaming devices in such markets. G&EG designs and develops gaming systems, software, game content and networks to offer a comprehensive gaming system.  In Europe, G&EG supplies its server-based gaming system and game content library to the Amusement With Prize (AWP) gaming market and to independent betting shops.  In addition, G&EG develops and licenses its comprehensive government accredited online gaming system to major land-based casino operators for utilization outside the United States.  Prior to its acquisition by the Registrant, G&EG was a closely held corporation.

            The Registrant was not actively engaged in business prior to the acquisition.  Upon consummation of the acquisition (a) all of the officers of the Registrant resigned and all of the directors of the Registrant, other than Jay Sanet, resigned, and (b) Gregory L. Hrncir was elected as a director and appointed as President of the Registrant, and Tibor N. Vertes was elected as a director and appointed as Chief Executive Officer of the Registrant.

            The following table sets forth certain information as of January 16, 2004 with respect to shares of the Registrant's common stock owned by (a) each director and executive officer of the Registrant and (b) each person known to the Registrant to own beneficially more than 5% of the Registrant's Common Stock (the only class of stock outstanding):

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Tibor N. Vertes(1)	6,658,183	41.61%
Gregory L. Hrncir(2)	1,588,567	9.93%
Kevin J. Burman(3)	523,005	3.27%
Jay Sanet(4)	-0-	0%
Zen Investments Pty Ltd. (5)	1,892,839	11.83%
Gaming & Entertainment Group, Ltd. (6)	1,221,975	7.64%

(1)  Mr. Vertes is Chief Executive Officer and a director of the Registrant.

(2)  Mr. Hrncir is President and a director of the Registrant.

(3)  Mr. Burman is Chief Operating Officer of the Registrant.

(4)  Mr. Sanet is a director of the Registrant.

(5)  Issued upon the formation of Gaming & Entertainment Group, Inc.

(6)  Gaming & Entertainment Group, Ltd. (“G&E Ltd.”) is an Australian corporation, and is publicly traded on the Australian Stock Exchange under the symbol “GAM.” G&E Ltd. was issued shares in 2001 in conjunction with a private placement.

            The basis upon which shares of G&EG common stock were exchanged for the shares of common stock of the Registrant was established through arm's length negotiations between the Registrant and G&EG. There was no relationship between G&EG or its stockholders, on the one hand, and the Registrant, on the other hand, prior to entering into the Acquisition Agreement.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(a)        Audited financial statements of Gaming & Entertainment Group, Inc., f/k/a GET USA, INC. as of December 31, 2002 and 2001, and the related statements of operations, balance sheet, stockholders’ equity and cash flows for the years then ended.

(b)        Unaudited pro forma consolidated financial statements of NorStar Group, Inc. and Gaming & Entertainment Group, Inc. for the nine months ended September 30, 2003, and the related statements of operations and balance sheet for such period.

(c)        Exhibits

2.1       Agreement and Plan of Reorganization dated September 18, 2003, among the Registrant, Gaming and Entertainment Group, Inc. and the stockholders of Gaming & Entertainment Group, Inc.

22.1     The Registrant's sole subsidiary is Gaming & Entertainment Technology Pty Ltd., an Australian corporation. Gaming & Entertainment Technology Pty Ltd. is a wholly owned subsidiary of G&EG.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, Gaming & Entertainment Group, Inc.  has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 03, 2004	Gaming & Entertainment Group, Inc.
By: /s/ Gregory L. Hrncir
Gregory L. Hrncir, President

GET USA, INC.
December 31, 2002, 2001, and 2000

TABLE OF CONTENTS
Page No.
INDEPENDENT AUDITOR'S REPORT	1

FINANCIAL STATEMENTS
Consolidated Balance Sheets	2
Consolidated and Combined Statements of Operations	3
Consolidated and Combined Statements of Stockholders' Equity	4
Consolidated and Combined Statements of Cash Flows	5
Notes to Consolidated and Combined Financial Statements	6-11

SUPPLEMENTAL SCHEDULES
Consolidated and Combined
Schedule of General and Administrative Expenses

Independent Auditor's Report

To the Stockholders of GET USA, Inc.

We have audited the accompanying consolidated balance sheets of GET USA, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated and combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002, 2001, and 2000.  These consolidated and combined financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated and combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of GET USA, Inc. and subsidiaries as of December 31, 2002 and 2001 and the results of their operations and their cash flows for the years ended December 31, 2002, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental schedule on page 12 for the years ended December 31, 2002, 2001 and 2000 is presented for the purpose of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Kafoury, Armstrong & Co.

Reno, Nevada

August 20, 2003

1

GET USA, INC. CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2002 AND 2001

ASSETS

	2002	2001
Current Assets
Cash	$ 281,992	$ 2,037
Short-term investment	-	1,575,328
Accounts receivable	281,275	-
Note receivable	374,970	158,000
Employee advances	-	9,988

Total current assets	938,237	1,745,353

Property Plant and Equipment, net	90,313	116,940

Other Assets
Intellectual property	23,585	21,747
Total assets	$1,052,135	$1,884,040

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$ 130,268	$ 61,856
Accrued expenses	82,383	135,367
Related party payable	-	689,470
Accrued income taxes	117,698	78,376
Deposit	20,000	-
Short-term loan from stockholders	-	16,523

Total liabilities	350,349	981,592
Stockholders' Equity
Common stock; authorized 50,000,000 shares; issued and outstanding 2002, 10,827,707 shares 2001, 9,548,053 shares	10,828	9,578
Preferred stock; authorized 10,000,000 shares; issued and outstanding 2002, 0 shares; 2001, 130 shares	-	284
Additional paid-in capital	2,061,009	1,668,656
Accumulated other comprehensive income	115,311	39,091
Accumulated deficit	(1,485,362)	(815,161)

Total stockholders' equity	701,786	902,448
Total liabilities and stockholders' equity	$1,052,135	$1,884,040

See accompanying notes.

2

GET USA, INC. CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

	Consolidated 2002	Consolidated 2001	Combined 2000

Revenues
Site development and license fees	$1,820,265	$1,474,068	$1,288,346
Sales, less returns and allowances	-	71,558	346,300
	1,820,265	1,545,626	1,634,646
Costs of sales
Purchases	-	61,866	285,587
Wages and benefits	982,646	1,043,845	705,345
	982,646	1,105,711	990,932
Gross Profit	837,619	439,915	643,714
General and administrative expenses	1,619,634	1,156,706	976,565
Operating (loss)	(782,015)	(716,791)	(332,851)

Other income (expense)
Gain (loss) on foreign currency exchange	48,685	(60,316)	(408)
Interest income/dividends	35,646	90,119	27,822
Loss on disposal of assets	-	(34,164)	-
Miscellaneous income (expense)	3,394	(2,060)	44,615

Total other income (expense), net	87,725	(6,421)	72,029

(Loss) before provision for income taxes	(694,290)	(723,212)	(260,822)
Provision for income taxes	24,224	79,938	3,836
Net (loss)	(718,514)	(803,150)	(264,658)

Other comprehensive income (loss)
Foreign currency translation adjustment	77,072	40,049	(21,195)
Total comprehensive net (loss)	$ (641,442)	$ (763,101)	$ (285,853)

Weighted average number of shares outstanding	9,748,295	56,344	2,345

(Loss) per share	$ (0.07)	$ (13.54)	$ (121.90)

See accompanying notes.

3

GET USA, INC. CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000
	Common Stock		Preferred Stock		Additional Paid-in Capital	Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)
	Shares	Amount	Shares	Amount				Total
Balance at December 31, 1999, Combined	1,230	$ 2,983	-	$ -	$ -	$ -	$ (1,065)	$1,918
GET Holdings
Sale/issue of common stock; par value $2.31	1,230	2,838	-	-	-	-	-	2,838
Other comprehensive (loss)	-	-	-	-	-	(2,616)	-	(2,616)
Net income	-	-	-	-	-	-	11,749	11,749
GET AU
Sale/issue of common stock; par value $.56	1,000	560	-	-	-	-	-	560
Contributed assets	-	-	-	-	44,792	-	-	44,792
Other comprehensive (loss)	-	-	-	-	-	(18,579)	-	(18,579)
Net (loss)	-	-	-	-	-	-	(276,407)	(276,407)
Balance at December 31, 2000, Combined	3,460	6,381	-	-	44,792	(21,195)	(265,723)	(235,745)
GET USA
Sale/issue of common stock; par value $1	9,548,000	9,548	-	-	718,496	-	-	728,044
Other comprehensive income	-	-	-	-	-	38,239	-	38,239
Net (loss)	-	-	-	-	-	-	(766,848)	(766,848)
GET Holdings
Sale/issue of common stock; par value $2.19	288	631	-	-	950,189	-	-	950,820
Sale/issue of preferred stock; par value $2.18	-	-	130	284	950,190	-	-	950,474
Consolidation to GET USA	(2,748)	(6,452)	-	-	(950,189)	2,498	(10,201)	(964,344)
Other comprehensive income	-	-	-	-	-	431	-	431
Net (loss)	-	-	-	-	-	-	(4,924)	(4,924)
GET AU
Sale/issue of common stock; par value $.56	170	95	-	-	(95)	-	-	-
Consolidation to GET USA	(1,117)	(625)	-	-	(44,727)	17,739	263,913	236,300
Other comprehensive income	-	-	-	-	-	1,379	-	1,379
Net (loss)	-	-	-	-	-	-	(31,378)	(31,378)
Balance at December 31, 2001, Consolidated	9,548,053	9,578	130	284	1,668,656	39,091	(815,161)	902,448
GET USA
Sale/issue of common stock; par value $1	1,279,707	1,280	-	-	1,342,513	-	-	1,343,793
Other comprehensive income	-	-	-	-	-	77,072	-	77,072
Net (loss)	-	-	-	-	-	-	(718,514)	(718,514)
GET Holdings
Consolidation to GET USA	-	-	(130)	(284)	(950,190)	(313)	4,441	(946,346)
GET AU
Consolidation to GET USA	(53)	(30)	-	-	30	(539)	43,872	43,333
Balance at December 31, 2002, Consolidated	10,827,707	$ 10,828	-	$ -	$2,061,009	$115,311	$ (1,485,362)	$701,786

See accompanying notes.

4

GET USA, INC. CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

	Consolidated 2002	Consolidated 2001	Combined 2000

Cash flows from operating activities
Net (Loss)	$ (718,514)	$ (803,150)	$ (264,658)
Adjustments to reconcile net (loss) to cash provided (used) by operating activities
Depreciation expense	49,955	34,959	21,710
Expenses paid with issuance of debt	42,375	-	-
Expenses paid with issuance of equity	45,000	-	-
Loss on disposal of assets	-	34,164	-
(Increase) decrease in:
Accounts receivable	(281,275)	-	-
Note receivable	(216,970)	(158,000)	-
Receivable from related party	-	325	(325)
Employee advances	9,988	(9,988)	-
Prepaid assets	-	22,082	(22,082)
Unbilled receivables	-	-	1,307,380
Increase (decrease) in:
Accounts payable	68,412	20,169	38,083
Accrued expenses	(52,984)	(3,114)	138,481
Related party payable	(406,220)	339,532	349,938
Accrued income taxes	39,322	74,526	3,850
Deferred revenue	-	-	(1,304,289)
Deposits	20,000	(1,013,675)	1,013,675

Net cash provided (used) by operating activities	(1,400,911)	(1,462,170)	1,281,763

Cash flows from investing activities
Acquisition of property, plant and equipment	(22,611)	(79,730)	(83,494)
Payments for intellectual property	-	(20,156)	(1,591)

Net cash used for investing activities	(22,611)	(99,886)	(85,085)

Cash flows from financing activities
Advances from stockholder	-	-	16,766
Repayment of advances from stockholder	-	-	(606)
Proceeds from issuance of common stock	37,500	950,820	3,398
Proceeds from issuance of preferred stock	-	950,474	-

Net cash provided by financing activities	37,500	1,901,294	19,558

Effect of exchange rate changes on cash	90,649	40,049	(21,195)

Net increase (decrease) in cash	(1,295,373)	379,287	1,195,041

Cash and cash equivalents, beginning of period	1,577,365	1,198,078	3,037

Cash and cash equivalents, end of period	$281,992	$1,577,365	$1,198,078

Supplemental disclosure of cash flow information
Noncash investing and financing activities:
Conversion of shareholder debt to equity	$358,280
Contributed assets disposed		$41,120
Contributed assets received			$44,792

See accompanying notes.

5

GET USA, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies:

Company Activities:

GET USA Inc. ("GET USA") was incorporated in the State of Nevada on December 5, 2000. GET USA, through its wholly-owned and consolidated subsidiaries Gaming and Entertainment Technology Pty Ltd ("GET AU"), an Australian corporation, and GET Holdings, Ltd., a Malta corporation ("GET Holdings"), develop state-of-the-art Internet gaming systems for utilization in regulated jurisdictions around the world.  GET USA and its subsidiaries have developed comprehensive networked entertainment   in   the Internet and land-based gaming environment.

Principles of Consolidation:

On December 28, 2001, GET USA acquired 95% of the outstanding shares of GET AU and GET Holdings. On January 11, 2002 GET USA acquired the remaining 5% of the outstanding shares of GET AU and GET Holdings.   The consolidated and combined financial statements include the accounts of GET USA and its wholly owned subsidiaries, GET AU and GET Holdings hereinafter referred to as ("the Companies"). All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents:

The Companies consider all financial instruments that are highly liquid and have original maturities of three months or less to be cash equivalents and for purposes of cash flow presentation this includes short-term investments.

Accounts Receivable:

The Companies extend credit to customers in the normal course of business and perform ongoing credit evaluations of customers, maintaining allowances for potential credit losses which, when realized, have been within management's expectations.

Property and Equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the asset, which vary from 3 to 5 years. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred.

Revenue Recognition:

Revenue is recorded on the accrual basis at the time when the Companies have the contractual right to bill.

6

Advertising Costs:

The Companies policies are to expense advertising costs as incurred. No future benefit costs have been capitalized. Advertising costs were $35,609, $178,139 and $169,615 for the years ended December 31, 2002, 2001, and 2000, respectively.

Provision for Income Taxes:

The Companies have produced no operating income in the United States of America. To date, the primary activities of the Companies relate to foreign operations. All related tax liabilities have been included in the consolidated and combined financial statements. Based on the overall consolidated and combined operations, no significant book to tax differences was noted that might result in any material deferred tax calculation. As such, no provision for deferred taxes have been included in the financial statements for any year presented.

Concentration of Risk:

Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist principally of cash and cash equivalents. The Companies deposit cash in two financial institutions. At times, such amounts may be in excess of insurance coverage. Sales to one of the Companies largest customers were approximately 31% of revenues in 2002. Accounts receivable for that customer at December 31, 2002 were $280,000.

Foreign Currency Transactions:

The functional currencies of the foreign subsidiaries are their respective local currencies. Accordingly, gains and losses from the translation of the financial statements of the foreign subsidiaries are reported as a separate component of accumulated other comprehensive income. Foreign currency transaction gains and losses are included in operations.

Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates based on management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

Software Development Costs:

In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release and research development performed under contract are charged to operations.

7

Issuance of Stock:

Stock of the Companies is deemed to be issued once value is received for the stock; the stock subscription agreement has been signed by the purchaser and signed as accepted by the Companies. Any value received prior to the acceptance of the agreement is considered a liability of the Companies.

NOTE 2 - Note Receivable:

On December 18, 2001, GET USA entered into a Bridge Loan Agreement with Innovative Gaming Corporation of America, a Nevada corporation ("IGCA"). This loan agreement is for six months at an annual rate of 10%. GET USA has the irrevocable right to convert all or any portion of the principal balance into shares of common stock. As of December 31, 2001, GET USA had advanced $158,000 against this loan agreement. In 2002, an additional $216,970 was loaned as part of this agreement. At December 31, 2002 the outstanding receivable is $374,970.     As described in Note 7 a settlement agreement was signed by both parties.

NOTE 3 - Related Party Transactions:

The subsidiary, GET AU received assets totaling $44,792 in 2000 at the start up of operations from a company commonly owned who dissolved at the start up of GET AU.

In August 2000, Entertainment Media Ventures, LLC, a California limited liability company ("EMV"), purchased a 5% equity interest in GET AU and GET Holdings for $1,000,000. The equity securities were not issued until 2001. As such, the proceeds received were reported at December 31, 2000 as a deposit.   As detailed in Note 6, EMV transferred its equity ownership in GET AU and GET Holdings for shares of common stock in GET USA Inc.

Related party payables of $689,470 as of December 31, 2001, have been accrued for consulting services provided by a stockholder to the Companies. Related party payables in the amount of $339,000 were converted into equity at December 31, 2002 as described in Note 6.

Short-term loans outstanding from certain stockholders were $16,523 as of December 31, 2001. The loans were converted to equity at December 31, 2002 as described in Note 6.

8

NOTE 4 - Foreign Translation Adjustment:

As discussed in Note 1, the two subsidiaries have previously and/or currently conduct business in foreign countries. GET AU currently undertakes all research and development for GET USA in Sydney, Australia, while GET Holdings is scheduled to be legally dissolved in 2003 and currently has no business operations. Both companies use their local currency as their functional currency. Assets and liabilities denominated in foreign currencies are translated using the exchange rate on the balance sheet date. Revenues and expenses are translated using average exchange rates prevailing during the year. The translation adjustment resulting from this process is reflected in the balance sheet as a direct increase to stockholders' equity entitled "accumulated    other comprehensive income." For the years ended December 31, 2002, and 2001, the foreign currency translation gain amounted to $77,072 and $40,049, respectively.

NOTE 5 - Property, Plant and Equipment:

Property at December 31, 2002 and 2001 consisted of the following:

	2002	2001
Building improvements	$ 1,796	$ 1,626
Equipments	165,183	144,202
Furniture and fixtures	23,005	20,826
	189,982	166,654

Less: Accumulated depreciation	(99,669)	(49,714)

Property, plant and equipment, net	$ 90,313	$116,940

Depreciation of property, plant and equipment was $49,955, $34,959 and $21,710 in 2002, 2001 and 2000, respectively.

NOTE 6 - Stockholders' Equity:

On December 28, 2001, GET USA entered into share transfer agreements with the majority shareholders of GET AU and GET Holdings whereby GET USA issued 9,548,000 fully paid, duly authorized and non-assessable shares of common stock to the shareholders in exchange for 95% or 1,117 fully paid, duly authorized and non-assessable ordinary shares of GET AU and 2,748 fully paid, duly authorized and non-assessable ordinary shares of GET Holdings.

On January 11, 2002, GET USA entered into share transfer agreements with the minority shareholder of GET AU and GET Holdings whereby GET USA issued 452,000 fully paid, duly authorized and non-assessable shares of common stock to the minority shareholder   in   exchange   for   all   53   fully   paid,   duly   authorized   and   non-assessable ordinary shares of GET AU and all 130 fully paid, duly authorized and non-assessable A Preference shares of GET Holdings.

9

On   September   6, 2002, GET USA entered into a consulting agreement for merchant banking services.  The agreement provides that 500,000 shares of common stock of GET USA will be issued to the consultant in consideration for the services provided.   The share price on that date was valued at $0.15 per share. On September 6, 2002, 100,000 shares of common stock were issued in accordance with the terms of the consulting agreement; another 200,000 shares were issued on December 6, 2002 and another 200,000 shares were issued on March 6, 2003.

GET USA issued a private placement memorandum (the "Memorandum") in October 2002. The Memorandum relates to the offer (the "Offering") by GET USA of up to 200 units ("Units") in an amount not to exceed $1,500,000, exclusive of GET USA's ten percent (10%) over-allotment ("the Over-Allotment").   Each unit is priced at $7,500 and consists of 10,000 shares of common stock, par value $.001 per share and a warrant to purchase 10,000 shares of common stock exercisable at $1.50 per share for a period of two years from the date of issuance, or the termination date of the Offering.   GET USA has sole discretion to exercise the Over-Allotment of up to 20 units, or $150,000. The Offering will terminate on the earlier of the sale of all units offered or September 1, 2003, subject to GET USA's right to extend the Offering.   A total of 115 units have been issued subsequent to December 31, 2002, totaling $860,000.

On   December   1, 2002, GET USA entered into a consulting agreement for strategic gaming advice, terminating on December 31, 2003. The terms of the agreement state that GET USA shall issue to the consultant an option to purchase 50,000 shares of common stock, at an exercise price of $0.75 per share. In addition, in consideration for certain matters of the agreement being met, the consultant shall be entitled to receive an option to purchase 25 shares of common stock for each gaming machine placed in service as a result of introductions made by the consultant.   The options are to be issued the last day of each fiscal quarter in which gaming machine placements are made, at an exercise price equal to 120% of the average closing bid price for each trading day of such fiscal quarter. All options are exercisable for a period of three years from the date of issuance.

At December 31, 2002 all related party debt with a stockholder, was converted to shares of common stock and warrants.    Short-term loans from stockholders and related party payables in the amount of $19,281 and $339,000, respectively, were converted to equity under the same terms as the private placement memorandum dated October 2002. As a result of the conversion, 477,707 shares of common stock were issued to a related party.    In addition, GET USA issued a warrant, to purchase 477,707 shares of common stock exercisable at $1.50 per share for a period of two years from the date of issuance, or the termination date of the Offering.

10

NOTE 7 - Subsequent Events:

On February 15, 2002, the Companies entered into an Agreement and Plan of Merger (the "GET Merger Agreement") with IGCA. In August 2002, the GET Merger Agreement was   unilaterally   terminated   by   IGCA.  A settlement agreement, with an effective date of February 25, 2003, was signed by both parties.  The agreement provides consideration to the Companies for the outstanding bridge loan in the original principal amount of $374,970, and effectively ends the outstanding litigation in Clark County, Nevada, commenced by the Companies against IGCA. In addition, a license agreement has been entered into between IGCA and GET USA in full   consideration   for   the outstanding development work and out-of-pocket expenses incurred by the Companies during the period prior to the termination of the merger. Specifically, the Companies received a non-exclusive, worldwide, perpetual, irrevocable license to IGCA's software, hardware, hardware   tools, mathematics and pay   tables   relating   to   three   titles and a multi-player poker game.

On February 24, 2003, a member of management assigned a promissory note, previously issued to him by IGCA in conjunction with a loan in the original principal amount of $125,000, to the Companies in the amount of $133,657 in consideration for the issuance by the Companies of a non-interest bearing promissory note to the member of management in a like amount, maturing on April 24, 2003.

In June 2003, GET USA changed its name to Gaming and Entertainment Group, Inc.

11

GAMING & ENTERTAINMENT GROUP, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

NINE MONTHS ENDED SEPTEMBER 30, 2003

(UNAUDITED)

		ASSETS

	Historical

		Gaming &
	NorStar	Entertainment		Pro Forma	Pro Forma
	Group, Inc.	Group, Inc.	Combined	Adjustments	Combined
Cash	$ -	$ 71,507	$ 71,507	$ -	$ 71,507
Short term investment	-	$ 7,518	-	-	-
Accounts receivable	-	1,559	1,559	-	1,559
Note receivable	-	508,627	508,627	-	508,627
Capitalized web site development	-	-	-		-
Employee advances	-	-	-	-	-

Total Current Assets	-	589,211	589,211	-	589,211

PROPERTY & EQUIPMENT NET	-	73,046	73,046	-	73,046

OTHER ASSETS
Intellectual property	-	23,695	23,695	-	23,695

TOTAL ASSETS	-	685,952	685,952	-	685,952

		LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	27,190	25,197	52,387	-	52,387
Accrued expenses	-	58,692	58,692	-	58,692
Related party note payable	-	269,380	269,380	-	269,380
Accrued income taxes	-	117,698	117,698	-	117,698
Deposit	-	-	-	-	-
Short-term loan from shareholders	-	3,959	-	-	-
Non interest bearing demand notes payable to stockholders	-	-	-	-	-

Total Current Liabilities	27,190	474,926	502,116	-	502,116

STOCKHOLDERS' EQUITY
Preferred stock	-	-	-	-	-
Common stock	347,938	10,475	358,413	-	358,413
Additional paid-in capital	6,514,782	3,010,564	9,525,346	-	9,525,346
Accumulated other comprehensive income	-	(347,823)	(347,823)	-	(347,823)
Retained earnings	(6,889,910)	(2,462,190)	(9,352,100)	-	(9,352,100)

Total Stockholders' Equity	(27,190)	211,026	183,836	-	183,836

TOTAL LIABILITIES & STOCKHOLDERS EQUITY	-	685,952	685,952	-	685,952

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GAMING & ENTERTAINMENT GROUP, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2003

(UNAUDITED)

	Historical
		Gaming &
	NorStar	Entertainment		Pro Forma	Pro Forma
	Group, Inc.	Group, Inc.	Combined	Adjustments	Combined
Sales	$ -	$ 1,109,728	$ 1,109,728	$ -	$ 1,109,728
Cost of Sales	-	907,211	907,211	-	907,211
	-	202,517	202,517	-	202,517
Gross profit
COSTS AND EXPENSES

Selling, general & administrative	165,296	1,235,409	1,400,705	-	1,400,705
Depreciation & Amortization	-	37,530	37,530	-	37,530
Research and development	-	-	-	-	-
site development costs	-	-	-	-	-

Total Costs and Expenses	165,296	1,272,940	1,438,236	-	1,438,236

Gain on settlement of accounts payable	20,741	-	20,741	-	20,741

INCOME (LOSS) FROM OPERATION	(144,555)	(1,070,423)	(1,214,978)	-	(1,214,978)

OTHER INCOME (EXPENSES)
Gain (loss) on foreign currency exchange	-	-	-	-	-
Interest income/dividends	-	5,266	5,266	-	5,266
Loss on disposal of assets	-	-	-	-	-
Miscellaneous income (expense)	-	88,330	88,330	-	88,330

Total Other (Expense)	-	93,596	93,596	-	93,596

(Loss) before provision for income taxes	(144,555)	(976,827)	(1,121,382)	-	(1,121,382)
Provision for Income taxes	-	-	-	-	-

NET (LOSS)	(144,555)	(976,827)	(1,121,382)	-	(1,121,382)

Other comprehensive income (loss)
Foreign currency translation adjustment	-	-	-	-	-

TOTAL COMPREHENSIVE NET (LOSS)	(144,555)	(976,827)	(1,121,382)	-	(1,121,382)

LOSS PER SHARE	(0.01)	(0.06)			(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	16,000,000

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AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) made and entered into as of September 18, 2003, is by and among NorStar Group, Inc., a Utah corporation (hereinafter referred to as the “Company”), Gaming & Entertainment Group, Inc., a Nevada corporation (hereinafter referred to as “G&EG”) and each of the holders of shares of Common Stock of G&EG listed on Exhibit A to be attached hereto as hereinafter provided (individually, a “G&EG Stockholder”, and collectively, the “G&EG Stockholders”).

RECITALS

WHEREAS, the G&EG Stockholders own a total of not less than 90% of all of the issued and outstanding Common Stock of G&EG; and

WHEREAS, the Company desires to acquire all but not less than 90% of the issued and outstanding common stock of G&EG and the G&EG Stockholders desire to exchange all of their shares of Common Stock of G&EG for shares of Common Stock of the Company in a transaction intended to qualify as a so-called “tax-free” reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.         EXCHANGE OF THE SHARES AND CONSIDERATION

1.1       Shares Being Exchanged.  Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the “Closing”), each of the G&EG Stockholders shall sell, assign, transfer and deliver to the Company the number of shares of Common Stock of G&EG set forth opposite each such G&EG Stockholder’s name on Exhibit A to be attached hereto prior to the Closing (the shares of Common Stock of G&EG sold, assigned and transferred to the Company hereunder are hereinafter referred to as the “G&EG Shares”).

1.2       Consideration.  Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the G&EG Shares to the Company, at the Closing the Company shall issue, sell and deliver to the G&EG Stockholders a number of shares of Common Stock of the Company determined by multiplying fourteen million six hundred thousand (14,600,000) times a fraction, the numerator of which is the total number of G&EG Shares sold and delivered to the Company at the Closing and the denominator of which is the total number of shares of Common Stock of G&EG issued and outstanding immediately prior to the Closing (the shares of Common Stock of the Company issued, sold and delivered to the G&EG Stockholders hereunder are hereinafter referred to as the “Company Shares”).  The Company Shares shall be issued after the date on which the Company has effected the reverse split of its issued and outstanding Common Stock described in Section 8.4 hereof. Each G&EG Stockholder shall receive, in consideration for the G&EG Shares sold, assigned, transferred and delivered to the Company by such G&EG Stockholder, a pro rata portion of the Company Shares based on the number of G&EG Shares set forth opposite such G&EG Stockholder’s name on Exhibit A hereto.  In lieu of any fractional Company Share to which a G&EG Stockholder would otherwise be entitled, the Company shall round such fractional share up to a whole Company Share.

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2.         THE CLOSING

2.1       Time and Place.  The Closing of the transactions contemplated by this Agreement shall be held not more than three (3) business days following the later of (a) the date of the special meeting of the stockholders of the Company held to approve the reverse split of the Company’s outstanding Common Stock described in Section 8.4 hereof, and (b) satisfaction of all other conditions precedent to the obligations of the parties specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof.  In any event, if the Closing has not occurred by December 31, 2003, this Agreement may be terminated as provided in Section 12 below.  The date on which the Closing is to be held is referred to herein as the “Closing Date”.  The Closing shall be held at the offices of Day & Campbell, LLP, 18881 Von Karman, Suite 1500, Irvine, CA 92612, at 10:00 a.m. on such date, or at such other time and place as the parties may agree upon in writing.

2.2       Deliveries by the G&EG Stockholders.  At the Closing, each G&EG Stockholder shall deliver to the Company the following:  (a) stock certificates representing the number of G&EG Shares set forth opposite the name of such G&EG Stockholder on Exhibit A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of G&EG, and (b) an investment letter in the form attached hereto as Exhibit B executed by such G&EG Stockholders.

2.3       Deliveries by G&EG.  At the Closing, G&EG shall deliver to the Company the documents referred to in Section 9.1 hereof.

2.4       Deliveries by the Company.  At the Closing, in addition to the documents referred to in Section 9.2 hereof, the Company shall deliver to the G&EG Stockholders or their Agent (as defined in Section 14 below) a stock certificate issued in the name of each G&EG Stockholder representing the number of Company Shares each G&EG Stockholder is entitled to receive in accordance with Section 1.2 above, and shall deliver to G&EG the Company's minute book, corporate seal and copies of all corporate and financial books and records.

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2.5       Exchange of Options and Warrants.

(a)        At the Closing, the Company shall enter into an agreement (an “Option Exchange Agreement”) with each holder of an outstanding option to purchase shares of common stock of G&EG (a “G&EG Option”) who elects to exchange such holder’s G&EG Option for an option to purchase shares of the Company’s common stock (a “Company Option”, and collectively, the “Company Options”).  If a holder of a G&EG Option (a “G&EG Option Holder”) elects to enter into an Option Exchange Agreement with the Company, the number of option shares, the exercise price and other material terms and conditions of the Company Option to be granted to such G&EG Option Holder shall be the same as the number of option shares, the exercise price and other material terms and conditions of the G&EG Option, including, without limitation, any vesting requirements with respect to the shares subject to the G&EG Option, except as otherwise agreed to by the G&EG Option Holder and the Company.

(b)        At the Closing, the Company shall enter into an agreement (a “Warrant Exchange Agreement”) with each holder of an outstanding warrant to purchase shares of common stock of G&EG (a “G&EG Warrant”) who elects to exchange such holder’s G&EG Warrant for a warrant to purchase shares of the Company’s common stock (a “Company Warrant”, and collectively, the “Company Warrants”).  If a holder of a G&EG Warrant (a “G&EG Warrant Holder”) elects to enter into a Warrant Exchange Agreement with the Company, the number of warrant shares, the exercise price and other material terms and conditions of the Company Warrant to be granted to such G&EG Warrant Holder shall be the same as the number of warrant shares, the exercise price and other material terms and conditions of the G&EG Warrant, except as otherwise agreed to by the G&EG Warrant Holder and the Company.

3.         INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE G&EG STOCKHOLDERS

Each of the G&EG Stockholders, severally but not jointly, represents and warrants to the Company as follows:

3.1       Title.  Such G&EG Stockholder owns the number of G&EG Shares set forth opposite such Stockholder's name on Exhibit A to be attached hereto prior to Closing, and shall transfer to the Company at the Closing good and valid title to said number of G&EG Shares, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description.  Such G&EG Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of G&EG.

3.2       Valid and Binding Agreement.  Such G&EG Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein.  This Agreement has been duly executed and delivered by such G&EG Stockholder and constitutes the valid and binding obligation of such G&EG Stockholder, enforceable in accordance with its terms.

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3.3       Noncontravention.  The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such G&EG Stockholder is a party or by which such G&EG Stockholder or such G&EG Stockholder’s property is bound, or to the knowledge of such G&EG Stockholder any existing applicable law, rule, regulation, judgment, or court order.  Such G&EG Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

3.4       Investment Representations.  Such G&EG Stockholder intends to acquire the Company Shares for investment and not with a view to the public distribution or resale thereof, and such G&EG Stockholder shall confirm such intention to the Company by delivering to the Company at the Closing an investment letter in the form attached as Exhibit B hereto executed by such G&EG Stockholder.  Such G&EG Stockholder agrees that the Company may endorse on any stock certificate for the Company Shares to be delivered pursuant to this Agreement an appropriate legend referring to the provisions of the investment letter attached as Exhibit B hereto, and that the Company may instruct its transfer agent not to transfer any Company Shares unless advised by the Company that such provisions have been complied with.

4.         REPRESENTATIONS AND WARRANTIES OF G&EG

G&EG represents and warrants to the Company as follows:

4.1       Authority.  G&EG has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of G&EG.  This Agreement has been duly executed and delivered by G&EG and constitutes the valid and binding obligation of G&EG, enforceable in accordance with its terms.

4.2       Organization.

(a)        G&EG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  G&EG has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on G&EG or its business.

(b)        The copies of the Articles of Incorporation of G&EG and all amendments thereto, as certified by the Secretary of State of Nevada, and the Bylaws of G&EG and all amendments thereto, as certified by the Secretary of G&EG, which have heretofore been delivered to the Company, are complete and correct copies of the Articles of Incorporation and Bylaws of G&EG as amended and in effect on the date hereof.

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4.3       Capitalization.

(a)        The authorized capital stock of G&EG consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.001 per share.  As of the date of this Agreement,11,847,872 shares of Common Stock of the Company are issued and outstanding.  As of the Closing Date, the number of issued and outstanding shares of Common Stock of the Company shall be the number of shares set forth on Schedule 4.3(a) to be attached hereto prior to the Closing.  All of the issued and outstanding shares of Common Stock of G&EG are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights created by statute, G&EG’s Articles of Incorporation or Bylaws or any agreement to which G&EG is a party or by which it is bound.

(b)        Except as set forth on Schedule 4.3(b), there are no options, warrants, subscriptions, calls, rights, commitments or agreements of any character to which G&EG is a party or by which it is bound obligating G&EG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of G&EG or obligating G&EG to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

4.4       Equity Investments.  Except as set forth on Schedule 4.4, G&EG has no subsidiaries and does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

4.5       Financial Statements.  G&EG has delivered to the Company copies of its audited balance sheet for the fiscal year ended December 31, 2002 and the related audited statements of operations, changes in stockholders’ equity and cash flows for the two years ended December 31, 2002 together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of June 30, 2003 and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the six month period ended June 30, 2003 (collectively, the “G&EG Financial Statements”), copies of which are attached hereto as Schedule 4.5.  The G&EG Financial Statements have been prepared in accordance with generally accepted accounting principals consistently applied, and present fairly the financial condition and results of operations of G&EG at the dates and for the periods covered by the G&EG Financial Statements, subject in the case of the unaudited portion of the G&EG Financial Statements to normal year-end audit adjustments, which will not be material, and the absence of certain footnote disclosures.

4.6       Intellectual Property.  G&EG owns or has the right to use pursuant to license, sublicense, agreement or permission all patents, patent applications, trademarks, service marks, trade names, copyrights, computer software (including data and related documentation), trade secrets, Internet Websites, domain names and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted.  To the best of G&EG’s knowledge, the business as conducted and as proposed to be conducted by G&EG does not and will not cause G&EG to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, computer software, licenses, trade secrets, domain names or other proprietary rights of any other Person.

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4.7       Litigation.  Except as set forth on Schedule 4.7 attached hereto, there is no claim, action, suit or proceeding, at law or in equity, pending against G&EG that might result, either in any case or in the aggregate, in any material adverse change in the business, assets or financial condition of G&EG, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against G&EG having, or which insofar as can be reasonably foreseen, in the future may have, any such effect.

4.8       Compliance with Contracts.  G&EG is not in violation or default of any material term or provision of any material agreement, contract, lease, license or instrument to which G&EG is a party or by which it or any of its properties or assets are bound.

4.9       No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of G&EG, as amended, or any material agreement, contract, lease, license or instrument to which G&EG is a party or by which it or any of its properties or assets are bound.

4.10     Compliance with Applicable Law.  G&EG has, in all material respects, complied with all laws, regulations and orders applicable to its business, except in any case where the failure to comply would not have a material adverse effect on G&EG or its business, and G&EG has all permits and licenses required by such laws, regulations and orders.

4.11     Governmental Consent.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority is required by or with respect to G&EG in connection with the execution and delivery of this Agreement or the consummation by G&EG of the transactions contemplated herein.

4.12     Third Party Consent.  G&EG has obtained or prior to Closing will obtain all consents required to be obtained by G&EG from third parties material to the business of G&EG in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, other than such consents which if not obtained would not have a material adverse effect on the Company or its business.

4.13     Brokers or Finders.  G&EG has not incurred, and will not incur, directly or indirectly, as a result of any action taken by G&EG, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

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5.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to G&EG and the G&EG Stockholders as follows:

5.1       Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

5.2       Organization.

(a)        The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah.  The Company has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company.

(b)         The copies of the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of Utah, and the Bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which have heretofore been delivered to G&EG for examination, are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended and in effect on the date hereof.  All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company heretofore delivered to G&EG for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to G&EG that have not also been delivered to G&EG.  The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders.

5.3       Capitalization.

(a)        The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $.01 per share; 1,000,000 shares of Class A convertible preferred stock, par value $10 per share; and 1,000,000 shares of Class B convertible preferred stock, par value $10 per share.  As of the date of this Agreement, 34,793,825 shares of Common Stock of the Company are issued and outstanding and no shares of Class A convertible preferred stock or Class B convertible preferred stock of the Company are issued and outstanding.  As of the Closing Date, there will be no more than One Million Four Hundred Thousand (1,400,000) shares of Common Stock of the Company issued and outstanding, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with the rounding up of fractional shares resulting from the reverse stock split referred to in Section 8.4 hereof, and there will be no shares of Class A convertible preferred stock or Class B convertible preferred stock of the Company issued and outstanding.  All of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights created by statute, the Company’s Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound, and were offered and sold in compliance with applicable state and federal securities laws.

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(b)        There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or kind whatsoever to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

                                    (c)        The Company Shares to be sold to the G&EG Stockholders, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

5.4       Equity Investments.

            (a)        As of the date hereof, the Company has no subsidiaries and does not own any capital stock or have any interest in any other corporation or in any partnership, limited liability company or other form of business entity, except as set forth on Schedule 5.4 attached hereto.

                                    (b)        As of the date of Closing, the Company will not have any subsidiaries and will not own any capital stock or have any interest in any of the entities described on Schedule 5.4 attached hereto or in any other corporation, partnership or other form of business entity.

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5.5       Financial Statements.

            (a)        The Company has delivered to G&EG copies of its audited balance sheet for the fiscal year ended December 31, 2002 and the related audited statements of operations, changes in stockholders’ equity and cash flows for the two years ended December 31, 2002 together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of June 30, 2003 (the “Company Balance Sheet”) and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the six month period ended June 30, 2003 (collectively, the “Company Financial Statements”).  A copy of the Company’s audited financial statements delivered to G&EG pursuant to this Section 5.5 is included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed by the Company with the Securities and Exchange Commission (“SEC”), and a copy of the Company’s unaudited financial statements delivered to G&EG pursuant to this Section 5.5 is included in the Company’s Quarterly Report on Form 10-QSB for the six month period ended June 30, 2003 filed by the Company with the SEC.  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition and results of operations of the Company at the dates and for the periods covered by the Company Financial Statements.

                                    (b)        The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company.

5.6       Absence of Liabilities.

            (a)        As of the date hereof, the Company does not have any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set forth on Schedule 5.6(a) attached hereto.

            (b)        As of the Closing Date, the Company will not have any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

5.7       Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet, the Company has not:

            (a)        Conducted any business or engaged in any activities other than activities related to the negotiation and execution of this Agreement;

            (b)        Declared or made any payment of dividends or other distributions to its stockholders or upon or in respect of any shares of its capital stock or purchased, or obligated itself to purchase, retire or redeem, any shares of its capital stock or other securities;

            (c)        Issued or sold or agreed to issue or sell any shares of its capital stock or other securities, or issued, granted or sold or agreed to issue, grant or sell, any options rights or warrants with respect thereto;

            (d)        Amended its Articles of Incorporation or Bylaws;

            (e)        Entered into or become bound by or agreed to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking;

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            (f)         Borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts, liabilities or obligations of any kind whatsoever; subjected or agreed to subject any of the assets or properties of the Company to any lien, security interest, charge, interest or other encumbrance or suffered such to be imposed; or guaranteed or agreed to guarantee the debts or obligations of others; or

            (g)        Paid or made any accrual or arrangement for payment of compensation of any kind to any of its past or present directors, officers or employees.

5.8       Assets.  The Company does not own or have any interest in any assets or properties other than the mineral rights attributable to the gold mining claims described on Schedule 5.8 attached hereto (the “Claims”).  Except as set forth on Schedule 5.8 hereto, the Claims and all other assets and properties of the Company are free and clear of all liens, security interests or encumbrances of any kind whatsoever.

5.9       Mining Operations.  The Company is holding the Claims for investment purposes and is not conducting and has never conducted any mining operations on any property which is the subject of any of the Claims.  The Company has not received any notice of any investigation, claim or proceeding against the Company relating to Hazardous Materials, and the Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon the Company.  As used herein, “Hazardous Materials” shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive or otherwise a danger to health, safety or the environment.

5.10     Tax Returns.  Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as “Taxes”) due to, or claimed to be due by, any governmental authority.  The Company Balance Sheet fully accrues all current and deferred Taxes.  The Company has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim.  As of the Closing Date, the Company will not have any liability for Taxes.

5.11     Litigation.  There is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against the Company or involving, affecting or relating to any of its properties or assets, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against the Company or any of its property or assets.

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5.12     Compliance with Applicable Law.  The Company has complied with all laws, regulations and orders applicable to its business and has all permits and licenses required thereby.

5.13     Contracts and Agreements.  Except as set forth on Schedule 5.13 attached hereto, the Company is not a party to or bound by nor are any of its properties and assets subject to or bound by any contract, instrument, lease, license, agreement, guaranty, commitment or other arrangement.

5.14     Employees; Employee Plans.  Except as set forth on Schedule 5.14 attached hereto, the Company does not have any employees, consultants or advisors and is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock bonus, stock purchase, severance, benefit, retirement, disability, insurance, vacation or any other similar employee benefit plans, funds, programs, agreements or arrangements which cover, are maintained for the benefit of, or related to any or all current or former employees, officers or directors of the Company.

5.15     No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of the Company, as amended, or any agreement, contract, lease, license, or instrument to which the Company is a party or by which it or any of its properties or assets are bound.

                        5.16     Third Party Consent.  The Company has obtained or prior to the Closing will obtain all consents required to be obtained by the Company from third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

5.17     Governmental Consent.  Except as set forth on Schedule 5.17 attached hereto, the Company is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any court, administrative agency or commission or other governmental authority is required to be obtained by the Company in connection with the execution and delivery of this Agreement and the sale and issuance of the Company Shares pursuant hereto, other than (a) the filing of a proxy statement with the SEC in accordance with Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, and such other filings as may be required under the Exchange Act in connection with the reverse stock split described in Section 8.4 hereof, (b) such filings as may be required to be made under federal and applicable state securities laws after the issuance of the Company Shares, and (c) the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Utah in accordance with applicable provisions of the Utah Corporation Code in order to effect the reverse stock split described in Section 8.4 hereof.

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5.18     Stockholder List.  A complete and accurate list of the stockholders of record of the Company as of July 31, 2003, which stockholder list accurately reflects the number of outstanding shares of the Company’s stock and the number of such shares which bear a restrictive legend or are subject to stop transfer orders or other restrictions on transfer, has been delivered to G&EG.

5.19     Registration Rights.  No Person has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 relating to any securities of the Company or any right to participate in any such registration statement.

5.20     Compliance with Securities Laws.

(a)  All reports required to be filed by the Company with the Securities and Exchange Commission (collectively, the “Reports”) have been properly filed and fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to such Reports.  The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Company.  None of the filed Reports contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

(b)  No formal or informal investigation or examination by the Securities and Exchange Commission or by the securities administrator of any state is pending or threatened against the Company.

(c)  The Company has not been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

(d)  The Company is not subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

                        5.21     Investment Company.  The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither the Company nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

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6.         COVENANTS RELATING TO CONDUCT OF BUSINESS OF G&EG

                        During the period from the date of this Agreement and continuing until the Closing, G&EG agrees (except to the extent that the Company shall otherwise consent in writing) that:

6.1       Ordinary Course.  G&EG shall carry on its business in the usual and ordinary course, in substantially the same manner as heretofore conducted.

7.         COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE

COMPANY

During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that G&EG shall otherwise consent in writing) that:

7.1       Ordinary Course.  The Company shall not conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement.

7.2       Dividends or Other Distributions.  The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions to its stockholders or upon or in respect of any shares of its capital stock, or (ii) purchase or obligate itself to purchase, retire or redeem any shares of its capital stock or other securities.

7.3       Issuance of Securities.  The Company shall not issue, deliver or sell or authorize or agree to issue, deliver or sell any shares of its capital stock or other securities, or issue, grant or sell, or agree to issue, grant or sell, any options, rights or warrants with respect thereto.

7.4       Governing Documents.  The Company shall not amend its Articles of Incorporation, except to effect the reverse stock split referred to in Section 8.4 of this Agreement, or amend its Bylaws.

7.5       No Contracts or Undertakings.  The Company shall not enter into or become bound by or agree to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking.

7.6       No Obligations or Liabilities.  The Company shall not borrow or agree to borrow any funds or incur or agree to incur or become subject to any debts, obligations or liabilities of any kind whatsoever, except obligations for legal fees, accounting fees and other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein (the “Permitted Obligations”), provided that all such Permitted Obligations are fully paid or otherwise satisfied or discharged by the Company on or prior to the Closing Date.

7.7       No Liens or Guarantees.  The Company shall not subject or agree to subject any of the assets or properties of the Company to any lien, security interest, charge, interest or other encumbrance of any kind or suffer such to be imposed, or guarantee or agree to guarantee the debts or obligations of others.

7.8       No Compensation Payments.  The Company shall not pay or make any accrual or arrangement for payment of compensation of any kind to any of its past or present directors, officers or employees.

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8.         ADDITIONAL AGREEMENTS

8.1       Access to Information.

(a)        G&EG shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning G&EG, as the Company may reasonably request, provided that G&EG shall not be required to disclose any information which it is legally required to keep confidential.  The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from G&EG, and any copies made of such documents, extracts and copies thereof.

(b)        The Company shall afford to G&EG and the G&EG Stockholders and shall cause its independent accountants to afford to G&EG and the G&EG Stockholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants.  During such period, the Company shall use reasonable efforts to furnish promptly to G&EG and the G&EG Stockholders such information concerning the Company as G&EG and the G&EG Stockholders may reasonably request, provided that the Company shall not be required to disclose any information that it is legally required to keep confidential.  G&EG and the G&EG Stockholders will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and G&EG and the G&EG Stockholders will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason G&EG and the G&EG Stockholders shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

8.2       Communications.  Between the date hereof and the Closing Date, neither G&EG nor the Company will, without the prior written approval of the other party, furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

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8.3       Securities Laws.  The Company shall take such actions as may be necessary to comply with the federal securities laws and the securities laws of all states which are applicable in connection with the issuance of the Company Shares, the Company Options and the Company Warrants to the G&EG Stockholders, the G&EG Option Holders and the G&EG Warrant Holders, respectively, pursuant to this Agreement.

            8.4       Reverse Stock Split.  Prior to the Closing, the Company shall effect a reverse split of its outstanding Common Stock, as a result of which the Company will have not more than one million four hundred thousand (1,400,000) shares of Common Stock outstanding immediately prior to the Closing, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with rounding up fractional shares resulting from the reverse stock split.

            8.5       Name Change.  Prior to the Closing, the Company’s Board of Directors and the holders of a majority of the Company’s issued and outstanding common stock shall duly and lawfully authorize and approve, subject to and contingent upon consummation of the transactions contemplated by this Agreement, an amendment to the Company’s Articles of Incorporation to change the name of the Company to Gaming & Entertainment Group, Inc.

            8.6       Meeting of Stockholders.  Prior to the Closing, the Company shall hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of approving amendments to the Company’s Articles of Incorporation which have been authorized and approved by the Company’s Board of Directors to (a) effect a reverse split of the Company’s outstanding Common Stock as a result of which the Company will have not more than one million four hundred thousand (1,400,000) shares of Common Stock outstanding immediately prior to the Closing, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with rounding up fractional shares resulting from the reverse stock split, and (b) change the name of the Company to Gaming & Entertainment Group, Inc. after the consummation of the transactions contemplated by this Agreement.  All actions taken in connection with the Stockholders Meeting shall be in compliance with all applicable provisions of the Utah Corporations Code and all applicable provisions of the federal securities laws, including, without limitation, Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

            8.7       Change in Board of Directors.  The Company shall, not less than 10 days prior to the Closing Date, file with the Securities and Exchange Commission (“SEC”) and transmit to all holders of record of the Company’s outstanding Common Stock, the information required by Rule 14f-1 of the Securities Exchange Act of 1934 concerning the change in the Company’s Board of Directors which will occur upon consummation of the transactions contemplated by this Agreement.

            8.8       Payment of Liabilities.  Prior to the Closing, the Company shall pay or otherwise satisfy or discharge all of its debts, obligations and liabilities of any kind whatsoever, including, without limitation, all of the debts, obligations and liabilities set forth on Schedule 5.6(a) attached hereto or reflected on the Company Balance Sheet, and all of the Permitted Obligations referred to in Section 7.6 hereof.

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9.         CONDITIONS PRECEDENT

9.1       Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by the Company:

                                    (a)        List of G&EG Stockholders.  G&EG shall have delivered to the Company for attachment as Exhibit A to this Agreement a true and correct copy of a list of the G&EG Stockholders who are parties to this Agreement and the number of G&EG Shares owned by each such Stockholder, and the total number of G&EG Shares set forth opposite the names of all of the Stockholders listed on Exhibit A shall constitute not less than 90% of the total number of issued and outstanding shares of Common Stock of G&EG immediately prior to the Closing, as set forth on Schedule 4.3(a) to be delivered by G&EG to the Company for attachment hereto prior to the Closing.

                                    (b)        Schedule of Outstanding Shares.  G&EG shall have delivered to the Company for attachment to this Agreement a copy of Schedule 4.3(a) which sets forth the total number of issued and outstanding shares of Common Stock of G&EG immediately prior to the Closing.

(c)        Minimum Number of G&EG Shares.  G&EG Stockholders holding at least 90% of the issued and outstanding shares of Common Stock of G&EG shall have executed and delivered a copy of this Agreement and shall have delivered to the Company the stock certificates and investment letters referred to in Section 2.2 above.

                                    (d)        Representations and Warranties of the G&EG Stockholders.  The representations and warranties of the G&EG Stockholders set forth in Article 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing.

(e)        Representations and Warranties of G&EG.  The representations and warranties of G&EG set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and the Company shall have received a certificate to such effect signed by the chief executive officer of G&EG.

(f)         Additional Closing Documents.  The Company shall have received the following documents and instruments:

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(1)        Certified resolutions of the G&EG Board of Directors authorizing the execution and delivery of this Agreement and the performance by G&EG of its obligations hereunder; and

(2)        Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

9.2       Conditions to Obligations of G&EG and the G&EG Stockholders.  The obligations of G&EG and the G&EG Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions unless waived by G&EG and the G&EG Stockholders or their Agent:

        Representations and Warranties of the Company.  The representations and warranties of the Company set forth in Article 5 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date, and G&EG and the G&EG Stockholders shall have received a certificate to such effect signed by the chief executive officer of the Company.

(b)        Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and G&EG and the G&EG Stockholders shall have received a certificate to such effect signed by the chief executive officer of the Company.

(c)        Reverse Stock Split.  The Board of Directors and stockholders of the Company shall have duly and lawfully approved, in accordance with the Utah Corporations Code and Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, a reverse split of the Company’s outstanding Common Stock, as a result of which the Company will have not more than one million four hundred thousand (1,400,000) shares of Common Stock outstanding immediately prior to the Closing, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with rounding up fractional shares resulting from the reverse stock split, and a Certificate of Amendment to the Company’s Articles of Incorporation describing such reverse split shall have been duly filed with the Secretary of State of Utah and a certified copy thereof shall have been provided to G&EG.

(d)        Information Concerning Change in Company’s Board of Directors.  At least 10 days prior to the Closing Date, the Company shall have filed with the SEC and transmitted to the holders of record of the Company’s outstanding Common Stock the information required by Rule 14f-1 of the Securities Exchange Act of 1934 concerning the change in the Company’s Board of Directors which will occur at the Closing.

(e)        Absence of Liabilities.  The Company shall have paid or otherwise satisfied or discharged all of its debts, obligations and liabilities of any kind whatsoever, including, without limitation, all of the debts, obligations and liabilities set forth on Schedule 5.6(a) hereto or reflected on the Company Balance Sheet and all of the Permitted Obligations referred to in Section 7.6 hereof, and G&EG and the G&EG Stockholders shall have received a certificate signed by the chief executive officer of the Company that as of the Closing Date, the Company does not have any debts, obligations or liabilities of any kind whatsoever, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

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                                    (f)         Resignations.  The Company shall have received and accepted the written resignations of all of the Company's officers and directors as of the Closing Date, and shall have delivered such resignations to G&EG.

(g)        Election of Directors and Officers.  The Board of Directors of the Company shall have elected persons designated by G&EG to serve as directors and officers of the Company effective as of the Closing Date.

(h)        Change of Name.  The Company’s Board of Directors and stockholders shall have duly authorized and approved, in accordance with the Utah Corporations Code and Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, an amendment to the Company’s Articles of Incorporation to change the name of the Company to Gaming & Entertainment Group, Inc.

                                    (i)         Option Exchange Agreements.  The Company shall have entered into an Option Exchange Agreement with each G&EG Option Holder which provides that (a) such G&EG Option Holder agrees to assign and transfer such holder’s G&EG Option to the Company for cancellation in exchange for a Company Option, and (b) the number of shares issuable upon exercise of the Company Option and the exercise price and other material terms and conditions of the Company Option to be granted to such G&EG Option Holder shall be the same as the number of shares issuable upon exercise of the G&EG Option and the exercise price and other material terms and conditions of the G&EG Option, except as otherwise agreed to by such G&EG Option Holder and the Company.

                                    (j)         Warrant Exchange Agreements.  The Company shall have entered into a Warrant Exchange Agreement with each G&EG Warrant Holder which provides that (a) such G&EG Warrant Holder agrees to assign and transfer such holder’s G&EG Warrant to the Company for cancellation in exchange for a Company Warrant, and (b) the number of shares issuable upon exercise of the Company Warrant and the exercise price and other material terms and conditions of the Company Warrant to be issued to such G&EG Warrant Holder shall be the same as the number of shares issuable upon exercise of the G&EG Warrant and the exercise price and other material terms and conditions of the G&EG Warrant, except as otherwise agreed to by the G&EG Warrant Holder and the Company.

                                    (k)        Opinion of Counsel.  The Company shall have delivered to G&EG and the G&EG Stockholders an opinion of its counsel dated the Closing Date on the matters set forth on Schedule 9.2(k) attached hereto.

(l)         Additional Closing Documents.  G&EG shall have received the following documents and instruments:

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(1)        Certified resolutions of the Company's Board of Directors (a) authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, (b) authorizing the execution and delivery of the Option Exchange Agreements and the Company Options described in Section 9.2(i) above, (c) authorizing the execution and delivery of the Warrant Exchange Agreements and the Company Warrants described in Section 9.2(j) above, (d) electing the persons designated by G&EG as officers and directors of the Company effective as of the Closing Date, (e) authorizing an amendment to the Company’s Articles of Incorporation to effect the reverse stock split described in Section 9.2(c) above, and (f) authorizing an amendment to the Company’s Articles of Incorporation to change the Company’s name in accordance with Section 9.2(h) above;

(2)        Certified resolutions of the Company’s stockholders approving an amendment to the Company’s Articles of Incorporation to (i) effect the reverse stock split described in Section 9.2(c) above, and (ii) to change the name of the Company in accordance with Section 9.2(h) above;

(3)        A certificate of good standing of the Company from the Secretary of State of Utah dated as of the most recent practicable date;

(4)        A list of the Company's stockholders as of a date within two days of Closing certified by the Company's stock transfer agent; and

(5)        Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by G&EG.

                                    (m)       Minimum Number of G&EG Shares.  G&EG Stockholders holding at least 90% of the issued and outstanding Common Stock of G&EG shall have executed and delivered a copy of this Agreement and shall have delivered to the Company the stock certificates and investment letters referred to in Section 2.2 above.

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10.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

10.1     Survival of Representations and Warranties.  The representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date.  Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties’ obligations hereunder.  Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

11.       INDEMNIFICATION

11.1     Indemnification.  The Company agrees to indemnify, defend and hold harmless G&EG and the G&EG Stockholders from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys’ fees and expenses (collectively “Damages”) asserted against, resulting to, imposed upon or incurred by G&EG or the G&EG Stockholders, directly or indirectly, by reason of or resulting from (i) any breach by the Company of this Agreement, or (ii) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

11.2     Limitation.  The liability of the Company pursuant to this Section 11 shall be limited to claims for damages made by G&EG or the G&EG Stockholders in writing within one (1) year after the date of this Agreement or, with respect to claims relative to tax liabilities for periods ending on or prior to the date of this Agreement, within the period of any applicable statute of limitations.

11.3     Claims.  In the event that G&EG or the G&EG Stockholders (hereinafter collectively referred to as the “Indemnified Party”) shall reasonably believe that it has a claim for Damages (“Claim”), it shall give prompt notice in accordance herewith to the Company (the “Indemnifying Party”) of the nature and extent of such Claim and the Damages incurred by it.  If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Claim of the Indemnified Party against the Indemnifying Party.  If the amount is not liquidated, the notice shall so state and, in such event, such Claim shall be deemed asserted against the Indemnifying Party but no payment or satisfaction shall be made on account thereof until the amount of such claim is liquidated.

If the Indemnifying Party shall not, within thirty (30) days after the giving of such notice by the Indemnified Party, notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Claim, then any such Claim shall be paid or satisfied as follows:  (i) if said Claim is liquidated, then payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party at the end of such period; or (ii) if the amount of such Claim is unliquidated at the time notice is originally given to the Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Claim is known and, unless the Indemnifying Party shall object in writing to such amount (as opposed to the Claim itself, as to which the right to dispute had expired) within twenty (20) days after the giving of said second notice, payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party.

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If the Indemnifying Party shall not have made payment to the Indemnified Party of any Claim when said payment is due, then the Indemnified Party shall have the right to take any and all actions required to collect from the Indemnifying Party the amount of such Claim.

Any portion of the amount of Damages asserted by the Indemnified Party in connection with a Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction without further objection, as may be appropriate.

If the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party disputes any Claim or the amount thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such Claim, or may agree to submit the same to arbitration, and, if unable to agree on any settlement or compromise or on submission to arbitration, such claim shall be settled by appropriate litigation, and any liability and the amount of the Damages established by reason of such settlement, compromise, arbitration or litigation, or incurred as a result thereof, shall be paid and satisfied as provided herein.

11.4     Conditions of Indemnification with Respect to Third Party Claims.  The Indemnified Party shall promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in a Claim by the Indemnified Party.  The Indemnifying Party shall have the right to participate in and, with respect to a third party Claim as to which the Indemnifying is “wholly at risk,” direct the defense, compromise or settlement of such claim with counsel selected by the Indemnifying Party, provided the Indemnifying Party gives written notice to the Indemnified Party of the Indemnifying Party’s election to do so within thirty (30) days after receipt of notice in accordance with the preceding sentence.  For the purposes of this Section 11.4, the Indemnifying Party shall be deemed to be “wholly at risk” except as to (i) Claims as to which the Indemnified Party may have any direct monetary risk for which it is not fully indemnified by the terms hereof or (ii) Claims as to which the Indemnified Party in its reasonable judgment has any risk or liability for which compensation by monetary damages would not be adequate.  If the Indemnifying Party fails to so notify the Indemnified Party of its election to defend any such third party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

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If the proceeding involves matters as to which the Indemnifying Party is not “wholly at risk,” then the defense, compromise or settlement of the Claim shall be the responsibility of the Indemnified Party, but such defense, compromise and settlement by the Indemnified Party shall be for the expense and account of the Indemnifying Party.  Counsel for the Indemnifying Party shall consult and cooperate at all times with counsel for the Indemnified Party in defending against any such third party claim.

The Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

12.       TERMINATION

12.1     Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)        by mutual written consent of the Company, G&EG and the G&EG Stockholders or their Agent;

(b)        by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by G&EG or the G&EG Stockholders;

(c)        by G&EG and the G&EG Stockholders or their Agent if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company; or

(d)        by either the Company or G&EG and the G&EG Stockholders or their Agent if the Closing shall not have occurred by December 31, 2003, or such later date as shall have been approved by the Company, G&EG and the G&EG Stockholders or their Agent.

12.2     Effect of Termination.  Termination of this Agreement in accordance with Section 12.1 may be effected by written notice from either the Company or G&EG and the G&EG Stockholders or their Agent, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

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13.       MISCELLANEOUS

13.1     Tax Treatment.  The transaction contemplated herein is intended to qualify as a “tax-free” reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.  The Company, G&EG and the G&EG Stockholders acknowledge, however, that no party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

13.2     Further Assurances.  From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

13.3     Attorney’s Fees and Expenses.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

13.4     Parties in Interest.  Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

13.5     Entire Agreement; Amendments.  This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter.  There are no representations, warranties or covenants other than those expressly set forth herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

13.6     Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.7     Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

13.8     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile transmission of any signed original document and/or retransmissions of any signed facsimile transmission will be deemed the same as delivery of an original.  At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

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13.9     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

13.10   Person.  For purposes of this Agreement, the term “Person” shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

13.11   Notices.  Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested.  If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt.  If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to G&EG:                                         At the address set forth below its name on the signature page of this Agreement.

If to the G&EG Stockholders:               At the addresses set forth below their names on

Exhibit A attached hereto.

If to the Company:                                At the address set forth below its name on the signature page of this Agreement.

                        13.12   Payment of Expenses.

                                    (a)        At or prior to the Closing, the Company shall pay and fully satisfy all of its own legal fees, accounting fees and other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, all Permitted Obligations described in Section 7.6 hereof.

                                    (b)        G&EG shall pay for all of its own legal fees, accounting fees and all other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

                        13.13   Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

14.       APPOINTMENT OF AGENT

The G&EG Stockholders hereby irrevocably constitute and appoint Gregory L. Hrncir as their true and lawful attorney (the “Agent”) with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive certificates representing the Company Shares on behalf of each of the G&EG Stockholders, to deliver to the Company the certificates representing the G&EG Shares, to waive performance of any of the obligations of the Company or waive satisfaction of any of the conditions to Closing specified in Section 9.2 hereof, to deliver investment letters of the G&EG Stockholders referred to in Section 2.2(a) hereof, and to amend or terminate this Agreement as herein provided.  Any such action taken by the Agent on behalf of a G&EG Stockholder shall be binding upon such G&EG Stockholder.  The Company shall not have any responsibility to the G&EG Stockholders or any of them for the distribution by the Agent of the certificates representing the Company Shares to be delivered to the G&EG Stockholders, nor shall the Company be liable in any manner whatsoever to the G&EG Stockholders or any of them by or on account of any act or omission of the Agent.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                                                        COMPANY

NorStar Group, Inc.,

                                                                        a Utah corporation

By: /s/ Jay Sanet

           Jay Sanet

           President

                                                                        Address: 4101 Ravenswood Rd., Suite 128

                                                                                       Ft. Lauderdale, FL 33312

Gaming & Entertainment Group, Inc.,

a Nevada corporation

By: /s/ Gregory L. Hrncir

                                                                                    Gregory L. Hrncir

            President

                                                                        Address: 6094 S. Sandhill Rd., Suite 400

                                                                                       Las Vegas, NV 89120